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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  June 7, 2002
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                                (Date of Report)

                                  May 14, 2002
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                        (Date of Earliest Event Reported

                              POLAROID CORPORATION
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             (Exact name of registrant as specified in its charter)

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
            Delaware                        1-4085             04-1734655
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(State or other jurisdiction of     (Commission File        (I.R.S. Employer
incorporation or organization)           Number)            Identification No.)
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               784 Memorial Drive, Cambridge, Massachusetts 02139
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               (Address of principal executive offices) (Zip Code)

                                  781-386-2000
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              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

As previously reported to the Commission, on October 12, 2001, Polaroid Corporation and its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filings were made in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in Wilmington, Delaware.

On April 18, 2002, Polaroid Corporation and its U.S. subsidiaries entered into a definitive agreement for the purchase of substantially all of its domestic assets and businesses, and the common stock of its foreign subsidiaries by an investor group led by One Equity Partners, the private equity arm of Bank One Corporation (NYSE: ONE). This agreement was amended on May 14, 2002 (see Exhibit
99.1 below) , after a hearing before the Bankruptcy Court. The sale transaction is subject to Bankruptcy Court approval at a hearing scheduled for June 28, 2002 and other closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. It is anticipated that this transaction could close early in the third quarter of 2002.

ITEM 7(c). EXHIBITS

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
Exhibit 99.1 Amended and restated asset purchase agreement by and among OEP Imaging Corporation and Polaroid Corporation and its domestic subsidiaries dated as of May 14, 2002
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              POLAROID CORPORATION
                                                       (Registrant)
                                              By: /s/ Louise L. Cavanaugh
                                                  ------------------------------
                                                  Louise L. Cavanaugh
                                                  Senior Corporate Attorney and
                                                  Assistant Secretary
Dated: June 7, 2002